Exhibit 99.1

TYME Builds Leadership Team with Announcement of New CEO

•	Steve Hoffman, TYME’s Long-Time Chairman and Chief Executive Officer, to Remain Chairman and Chief Science Officer

•	Richie Cunningham, to Succeed Steve Hoffman as Chief Executive Officer

BEDMINSTER, NJ, November 30, 2020 — (BUSINESS NEWSWIRE) – Tyme Technologies, Inc. (NASDAQ: TYME), an emerging biotechnology company developing cancer metabolism-based therapies (CMBTsTM), announced that, effective November 24, 2020, Richie Cunnigham, former Icagen CEO and Boehringer Ingelheim executive, has been appointed as TYME’s next Chief Executive Officer. Steve Hoffman will remain in the role of Chairman of the board of directors and continue as the Company’s Chief Science Officer after a successful tenure as Chief Executive Officer since 2015.

“We are fortunate to have been able to identify and bring on an individual with Mr. Cunningham’s significant experience in key facets sought by emerging biotech companies. His leadership and expertise in the biopharmaceutical industry, as well as his knowledge of efficient partnering strategies will be invaluable helping TYME establish itself as a commercial organization with a pipeline of next-generation metabolic-based compounds,” said Steve Hoffman, Chairman and Chief Science Officer of TYME.

Mr. Cunningham brings more than 20 years of successful leadership experience spanning from pre-IND drug discovery through the commercialization and launch of over a dozen therapies in oncology, rare disease, infectious disease, respiratory, neurology, cardiovascular and metabolic diseases. Richie brings to TYME an in-depth understanding of maximizing therapeutic lifecycles, enhancing efficiencies and outcomes in biotech business models, and most importantly a commitment to a values-driven culture.

Mr. Cunningham also brings significant experience in mergers & acquisitions, business development, strategy development, therapeutic launches, contracting, managed care, and sales & marketing. Most recently, Richie served as CEO at Icagen, leading the company through two transformational acquisitions, acquiring assets and talent out of Pfizer and Sanofi. While CEO at Icagen, he successfully negotiated and signed multiple licensing deals with Roche, Sanofi and the Cystic Fibrosis Foundation.

Prior to joining Icagen, Mr. Cunningham was an executive with one of the world’s largest pharmaceutical companies, Boehringer Ingelheim, where he held a variety of key strategic and operational roles, including the launch of Boehringer’s first entrance into the oncology market with Gilotrif® (afatinib), an oral tyrosine kinase inhibitor, as a treatment for patients with non-small cell lung cancer.

In addition, Mr. Cunningham excelled in the National Football League holding multiple All-Pro honors for the Dallas Cowboys. His career in the NFL spanned from 1994 until his retirement in 2002.

“TYME is positioned for success and I look forward to working with the leadership team and TYME employees to achieve its strategic short- and long-term objectives. I am excited about the prospects of making a positive impact in the lives of patients around the world and enhancing the value of the Company.” said Richie Cunningham.

About Tyme Technologies

Tyme Technologies, Inc., is an emerging biotechnology company developing cancer therapeutics that are intended to be broadly effective across tumor types and have low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to compromise its defenses, leading to cell death through oxidative stress and exposure to the body’s natural immune system. With the development of TYME-18 and TYME-19, the Company believes that it is also emerging as a leader in the development of bile acids as potential therapies for cancer and COVID-19. For more information, visit www.tymeinc.com. Follow us on social media: @tyme_Inc, LinkedIn, Instagram, Facebook and YouTube.

Forward-Looking Statements/Disclosure Notice

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates, including SM-88 and TYME- 18, and their clinical potential and non-toxic safety profiles, our drug development plans and strategies, ongoing and planned preclinical and clinical trials, including the proposed TYME-19 proof-of-concept study, preliminary data results and the therapeutic design and mechanisms of our drug candidates; and readers can identify forward-looking statements by sentences or passages involving the use of terms such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” or “anticipates,” and similar words including their use in the negative or by discussions of future matters such as effect of the novel coronavirus (COVID-19) pandemic and the associated economic downturn and impacts on the Company’s ongoing clinical trials and ability to analyze data from those trials, the cost of development and potential commercialization of our lead drug candidate and of other new products, expected releases of interim or final data from our clinical trials, possible collaborations, the timing, scope and objectives of our ongoing and planned clinical trials, the success of management transitions and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of TYME’s control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the severity, duration, and economic and operational impact of the COVID-19 pandemic; that the information is of a preliminary nature and may be subject to change; uncertainties inherent in the cost and outcomes of research and development, including the cost and availability of acceptable-quality clinical supply and the ability to achieve adequate clinical study design and start and completion dates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final data from any clinical trial may differ from prior or preliminary study data; final results of additional clinical trials that may be different from the preliminary data analysis and may not support further clinical development; that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88; the ability of TYME and its collaborators to develop and realize collaborative synergies; competitive developments; and the factors described in the section captioned “Risk Factors” of TYME’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on May 22, 2020, as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission available at www.sec.gov.

The information contained in this press release is as of its release date and TYME assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.

For Investor Relations & Media Inquiries: Contact:

1-212- 461-2315

investorrelations@tymeinc.com

media@tymeinc.com